UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 3, 2010

SANTARO INTERACTIVE ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Nevada	0001487347	333-165751
(State or other jurisdiction of incorporation)	(Central Index Key)	(Commission File Number)

5348 Vegas Drive
Las Vegas, NV 89108
(Address of principal executive offices, including zip code)

(702) 871-8678
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

(a) Previous independent registered public accounting firm

On January 10, 2011, the Company dismissed its independent registered public accounting firm, Child, Van Wagoner & Bradshaw, PLLC (“CVB”).

CVB audited the Company’s financial statements as of February 28, 2010 and for the period of December 30, 2009 (date of inception) to February 28, 2010. The report of CVB dated March 23, 2010 on those financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  However, the Registrant’s audited financial statements contained in its registration statement on Form S-1 as of February 28, 2010 and for the period of December 30, 2009 (date of inception) to February 28, 2010, contained an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

At no time during the period that CVB was the Company's independent registered public accounting firm were there any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CVB, would have caused CVB to make reference to the subject matter of such disagreements in connection with its report on the Company's financial statements.

The Company provided CVB with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that CVB furnish a letter addressed to the Commission stating whether or not CVB agrees with the statements noted above. A copy of such letter responding to that request, dated January 13, 2011, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

Effective November 3, 2010, the Company engaged Bernstein & Pinchuk, LLP as the Company’s independent registered public accounting firm.

Item9.01Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit 16.1	Letter from Child, Van Wagoner & Bradshaw, PLLC to the Securities and Exchange Commission Dated on January 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2011

SANTARO INTERACTIVE ENTERTAINMENT COMPANY

By:	/s/ Zhilian Chen
Name:	Zhilian Chen
Title:	President and Director